Exhibit 10.5
Execution
SUBORDINATED LIMITED RECOURSE GUARANTY
     This SUBORDINATED LIMITED RECOURSE GUARANTY (as amended, restated, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of May 12, 2009, is executed and delivered by each of the signatories hereto (other than the Second-Lien Trustee, but together with any other entity that may become a party hereto as provided herein, each a “Subordinated Guarantor”, and collectively, the “Subordinated Guarantors”) in favor of WELLS FARGO BANK, NATIONAL ASSOCATION, in its capacity as trustee for the Debentureholders (as defined below) under the Second-Lien Notes Indenture (as defined below) (in such capacity, together with its successors and assigns, if any, in such capacity, the “Second-Lien Trustee”).
WITNESSETH:
     WHEREAS, Trico Marine Services, Inc., a Delaware corporation and the sole shareholder of Trico Assets and Trico Operators (the “Issuer”), is party to those certain Exchange Agreements, dated as of May 12, 2009, pursuant to which the Persons party thereto as investors (each an “Investor”) exchanged $252,515,000 aggregate principal amount of 6.5% senior convertible debentures due 2028 for $202,812,000 initial aggregate principal amount of 8.125% Secured Convertible Debentures due 2013 (as amended, restated, supplemented and/or modified from time to time, the “Second-Lien Notes”), as well as cash and certain equity interests of the Issuer;
     WHEREAS, pursuant to that certain Indenture (as amended, restated, supplemented, or otherwise modified from time to time, the “Second-Lien Notes Indenture”), dated as of May 12, 2009, between the Issuer and the Second-Lien Trustee, the Issuer issued the Second-Lien Notes to the Investors (each such Investor and each Person to whom Second-Lien Notes are issued pursuant to the Second Lien Notes Indenture on or after then date thereof, a “Debentureholder”, and collectively, the “Debentureholders”);
     WHEREAS, Trico Marine Operators, Inc., a Louisiana corporation (“Trico Operators”) and the Issuer are party to that certain Pledge Agreement, dated as of May 12, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”), made in favor of the Second-Lien Trustee, pursuant to which Trico Operators and the Issuer granted to the Second-Lien Trustee a security interest in, and lien on, certain Collateral (as defined therein) in order to secure the obligations of the Issuer to the Debentureholders under the Second-Lien Documents (as defined below) and the obligations of Trico Assets and Trico Operators hereunder;
     WHEREAS, Trico Marine Assets, Inc., a Delaware corporation (“Trico Assets”) and/or certain other subsidiaries of the Issuer is, or may become after the date hereof, party to certain vessel mortgages (each, as amended, restated, supplemented or otherwise modified from time to time, a “Vessel Mortgage” and collectively, the “Vessel Mortgages”), made in favor of the Second-Lien Trustee, pursuant to which Trico Assets or such other mortgagor has granted, or will grant, to the Second-Lien Trustee a security interest in, and mortgage lien on, certain vessels and related property owned by Trico Assets or such other mortgagor in order to secure its obligations hereunder and the obligations of the Issuer and Trico Assets or such other mortgagor to the Second-Lien Trustee and the Debentureholders under the Second-Lien Documents;
     WHEREAS, Trico Assets and/or certain other subsidiaries of the Issuer is, or may become after the date hereof, party to those certain Assignments of Insurances (each, as amended, restated, supplemented or otherwise modified from time to time, an “Assignment of Insurances” and collectively, the “Assignments of Insurances”), made in favor of the Second-Lien Trustee, pursuant to which Trico Assets or such other grantor granted, or will grant, to the Second-Lien Trustee a security interest in, and lien on, the insurance proceeds in respect of the vessels subject to the Vessel Mortgages in order to secure the obligations of the Issuer and Trico Assets or such mortgagor to the Second-Lien Trustee and the Debentureholders under the Second-Lien Documents;
     WHEREAS, Trico Assets and/or certain other subsidiaries of the Issuer is, or may become after the date hereof, party to those certain Assignments of Earnings (each as amended, restated, supplemented or otherwise modified from time to time, an “Assignment of Earnings” and collectively, the “Assignments of Earnings”), made in favor of the Second-Lien Trustee, pursuant to which Trico Assets or such other grantor granted, or will grant, to the Second-Lien Trustee a security interest in, and lien on the earnings derived from, each vessel subject to the Vessel Mortgages in order to secure its obligations hereunder and the obligations of the Issuer and Trico Assets or such mortgagor to the Second-Lien Trustee and the Debentureholders under the Second-Lien Documents;
     WHEREAS, Trico Assets and/or certain other subsidiaries of the Issuer is, or may become after the date hereof, party to those certain Assignments of Charter (each as amended, restated, supplemented or otherwise modified from time to time, an “Assignment of Charters” and collectively, the “Assignments of Charters”), made in favor of the Second-Lien Trustee, pursuant to which Trico Assets or such other grantor granted, or will grant, to the Second-Lien Trustee a security interest in, and lien on any charter, contract of affreightment or other agreement relating to each vessel subject to the Vessel Mortgages in order to secure its obligations hereunder and the obligations of the Issuer and Trico Assets or such mortgagor to the Second-Lien Trustee and the Debentureholders under the Second-Lien Documents;
     WHEREAS, as of the date hereof the Subordinated Guarantors are also party to (a) that certain Amended and Restated Credit Agreement, dated as of August 29, 2008 and amended on March 10, 2009 and May 8, 2009 and further amended on May 12, 2009 (as further amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “First-Lien Credit Agreement”) among the Issuer, as borrower, Trico Assets and Trico Operators, as guarantors, the lenders party thereto from time to time (the “First-Lien Lenders”), and Nordea Bank Finland plc, New York Branch (“Nordea”), as administrative agent for the First-Lien Lenders, providing for the making of revolving loans to the Issuer, and the issuance of, and participation in, letters of credit for the account of the Issuer, all as provided therein and (b) that certain Amended and Restated Pledge and Security Agreement, dated as of August 29, 2008 (as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “First-Lien Security Agreement”), among the Issuer and the Subordinated

Guarantors, as pledgors, and Nordea, as collateral agent for the First-Lien Lenders (in such capacity and together with its successors, assigns and replacements in such capacity, the “First-Lien Collateral Agent”) and deposit account bank, pursuant to which the Issuer and the Subordinated Guarantors granted the First-Lien Collateral Agent a first-priority security interest in, and lien on, the Collateral (as defined therein), among other security interests granted therein by the Issuer and the Subordinated Guarantors, in order to secure the First-Lien Obligations (as defined in the Intercreditor Agreement); and
     WHEREAS, the Issuer, the Subordinated Guarantors party thereto from time to time, the First-Lien Collateral Agent and the Second-Lien Trustee, as collateral agent for the Debentureholders, are party to an Intercreditor Agreement, dated as May 12, 2009 (as amended, restated, supplemented, or otherwise modified from time to time, the “Intercreditor Agreement”, and together with the Vessel Mortgages, the Assignments of Insurances, the Assignments of Earnings, the Assignments of Charters, the Pledge Agreement, this Guaranty, the Second-Lien Notes and the Second-Lien Notes Indenture, as each may be amended, restated, supplemented, or otherwise modified from time to time, the “Second-Lien Documents”).
     NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Subordinated Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Subordinated Guarantor hereby agrees with the Second-Lien Trustee, for the benefit of the Debentureholders, as follows:
     1. Definitions and Construction.
     (a) Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Second-Lien Notes Indenture. The following terms, as used in this Guaranty, shall have the following meanings:
     “Assignments of Charters” has the meaning set forth in the recitals to this Guaranty.
     “Assignments of Earnings” has the meaning set forth in the recitals to this Guaranty.
     “Assignments of Insurances” has the meaning set forth in the recitals to this Guaranty.
     “CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et. seq. and all implementing regulations.
     “Closing Date” means May 12, 2009.
     “Credit Documents” has the meaning provided in the First-Lien Credit Agreement.
     “Credit Parties” means the Issuer, Trico Assets and Trico Operators.
     “Debentureholder” has the meaning set forth in the recitals to this Guaranty.

     “Default” has the meaning provided in Section 6(a) hereof.
     “Earnings and Insurance Collateral” shall mean (i) all “Earnings Collateral” (as defined in the Assignments of Earnings) and (ii) all assets of the Subordinated Guarantors that are subject to the lien of the Assignments of Insurances, as the case may be.
     “Environmental Claim” means any written claim, action, suit, cause of action or notice by any person or entity alleging potential liability arising out of, based on or resulting from (a) the Release into the environment, of any Hazardous Material or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.
     “Environmental Law” means all applicable foreign, federal, state and local laws and regulations having the force and effect of law relating to the protection of the natural environment or imposing liability or standards of conduct concerning the use, handling, storage, or management of any Hazardous Material.
     “Event of Default” has the meaning provided in Section 6(a) hereof.
     “First-Lien Collateral Agent” has the meaning set forth in the recitals to this Guaranty.
     “First-Lien Credit Agreement” has the meaning set forth in the recitals to this Guaranty.
     “First-Lien Lenders” has the meaning set forth in the recitals to this Guaranty.
     “First-Lien Obligations” has the meaning given to such term in the Intercreditor Agreement.
     “Guaranteed Obligations” means the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest, fees and indemnities (including, without limitation, to the extent permitted by law, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of the Issuer or any Subordinated Guarantor, whether or not a claim for post-petition interest is allowed in any such proceeding)) of the Issuer to the Second-Lien Trustee, on behalf of the Debentureholders, whether now existing or hereafter incurred under, arising out of, or in connection with, the Second-Lien Documents and the due performance and compliance by the Issuer with all of the terms, conditions and agreements contained in the Second-Lien Documents to which the Issuer is party.
     “Guaranty” has the meaning set forth in the preamble to this Guaranty.
     “Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, ureaformaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “waste,” “hazardous materials,” “extremely hazardous substances,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants,” or words of similar import, under any applicable Environmental Law, and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority under Environmental Laws.
     “Insolvency Proceeding” has the meaning set forth in Section 2 hereof.
     “Interest Rate Protection Agreement” means any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.
     “Intercreditor Agreement” has the meaning set forth in the recitals to this Guaranty.
     “Investor” has the meaning set forth in the recitals to this Guaranty.
     “Issuer” has the meaning set forth in the recitals to this Guaranty.
     “Material Adverse Effect” shall mean a material adverse effect on (i) the condition (financial or otherwise), operations, results of operations, stockholders’ equity, properties, assets, business or prospects of the Issuer and its Subsidiaries taken as a whole, or a material adverse effect on the performance by the Issuer of its obligations under the Security Documents (taken as a whole), the Second-Lien Notes Indenture, the Second-Lien Notes, or the consummation of the transactions contemplated thereby or (ii) on the Second-Lien Collateral, taken as a whole.
     “Mortgaged Vessel” shall mean, at any time, any vessel which is subject, at such time, to a mortgage in favor of the Second-Lien Trustee.
     “Nordea” has the meaning set forth in the recitals to this Guaranty.
     “Obligations” shall mean any principal, interest, premium, penalties, fees, indemnities and other liabilities and obligations (including any guaranty of the foregoing) payable under the documentation governing any indebtedness (including, without limitation, all interest after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided in the governing documentation, whether or not such interest is an allowed claim in such proceeding).
     “Officer of the Second-Lien Trustee” shall mean any officer or assistant officer of the Second-Lien Trustee assigned by the Second-Lien Trustee to administer its trust and collateral agent matters.
     “OPA” means the Oil Pollution Act of 1990, as amended, 33 U.S.C. § 2701 et seq.
     “Other Creditors” has the meaning given to such term in the First-Lien Security Agreement.

     “Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements or arrangements designed to protect against the fluctuations in currency or commodity values.
     “Person” shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.
     “Pledge Agreement” has the meaning set forth in the recitals to this Guaranty.
     “Real Property” of any Person, means all the right, title and interest of such Person in and to land, improvements and fixtures, including leaseholds.
     “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.
     “Release” means actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, escaping, emptying, pouring, seeping, migrating or the like into our upon any land, water or air, or otherwise entering into the environment.
     “Second-Lien Accounts” has the meaning given to such term in Section 18(b)(vi) hereof.
     “Second-Lien Collateral” means all assets of the Subordinated Guarantors in which a lien has been granted to the Second-Lien Trustee for the benefit of the Debentureholders pursuant to the Second-Lien Documents.
     “Second-Lien Documents” has the meaning set forth in the recitals to this Guaranty.
     “Second-Lien Notes” has the meaning set forth in the recitals to this Guaranty.
     “Second-Lien Notes Indenture” has the meaning set forth in the recitals to this Guaranty.
     “Second-Lien Trustee” has the meaning set forth in the preamble to this Guaranty.
     “Subordinated Guarantor” and “Subordinated Guarantors” each have the meaning set forth in the preamble to this Guaranty.
     “Subordinated Obligations” shall have the meaning provided in Section 5.
     “Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.
     “Trico Assets” has the meaning given to such term in the Preamble hereto.
     “Trico Operators” has the meaning given to such term in the Preamble hereto.
     “Trico Supply” means Trico Supply AS, a limited company organized under the laws of Norway.
     “Vessel Mortgage” and “Vessel Mortgages” each have the meaning set forth in the recitals to this Guaranty.
     (b) Construction. Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty. Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified. Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein or in the Intercreditor Agreement). Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Second-Lien Trustee, the Debentureholders or the Subordinated Guarantors, whether under any rule of construction or otherwise. On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of the Subordinated Guarantors, the Debentureholders and the Second-Lien Trustee. Any reference herein to the satisfaction or payment in full of the Guaranteed Obligations shall mean the payment in full in cash of all Guaranteed Obligations other than contingent indemnification Guaranteed Obligations that, at such time, are allowed to remain outstanding and are not required to be repaid pursuant to the provisions of the Second-Lien Documents. Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any requirement of a writing contained herein shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness in all material respects of the information contained therein. The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.
     2. Guaranty. Subject to Sections 4 and 5 below, each of the Subordinated Guarantors, jointly and severally, hereby unconditionally and irrevocably guarantees to the Second-Lien Trustee, on behalf of the Debentureholders, as primary obligor and not merely as surety, the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations to the Debentureholder. Subject to Sections 4 and 5 below, if any or all of the Guaranteed Obligations becomes due and payable hereunder, each of the Subordinated Guarantors, unconditionally and irrevocably, promises to pay such indebtedness to the Second-Lien Trustee, on behalf of the Debentureholders, or order, on demand, together with any and all reasonable documented out-of-pocket expenses which may be incurred by the Second-Lien Trustee and the Debentureholders in enforcing or collecting any of the Guaranteed Obligations. Subject to Sections 4 and 5 below, if claim is ever made upon the Second-Lien Trustee or any Debentureholder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Issuer), then and in such event the Subordinated Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding upon the Subordinated Guarantors, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of the Issuer, and the Subordinated Guarantors shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee. Without limiting the generality of the foregoing, each Subordinated Guarantor’s liability hereunder shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by the Issuer to the Second-Lien Trustee under the Second-Lien Notes but for the fact that they are unenforceable or not allowable due to the existence of any proceeding commenced by or against any Person under any provision of the Bankruptcy Code (Chapter 11 of Title 11 of the United States Code) or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief (an “Insolvency Proceeding”) involving any Credit Party.
     3. Bankruptcy. Additionally, subject to Sections 4 and 5 below, the Subordinated Guarantors unconditionally and irrevocably guarantee to the Second-Lien Trustee, on behalf of the Debentureholders, the payment of any and all of the Guaranteed Obligations whether or not due or payable by the Issuer upon the occurrence of any of the events specified in Sections 6.01(g) or 6.01(h) of the Second-Lien Notes Indenture, and unconditionally, irrevocably, jointly and severally promise to pay such indebtedness to the Second-Lien Trustee, on behalf of the Debentureholders, or order, on demand.
     4. Guaranty Non-Recourse. The Second-Lien Trustee, for itself and on behalf of each Debentureholder, acknowledges and agrees that, notwithstanding any other provision of this Guaranty or any other Second-Lien Document (other than the Intercreditor Agreement), recourse of the Debentureholders against either of the Subordinated Guarantors hereunder and under the other Second-Lien Documents to which the Subordinated Guarantors are a party shall be limited solely to (i) the Mortgaged Vessels, (ii) Earnings and Insurance Collateral, (iii) the collateral assigned pursuant to the Assignments of Charters and (iv) the Collateral (as defined in the Pledge Agreement) pledged by Trico Operators pursuant to the Pledge Agreement, and shall not extend to any other assets of either Subordinated Guarantor or generally to either of the Subordinated Guarantors themselves, and the Subordinated Guarantors are not granting any security interest to the Debentureholders pursuant to this Guaranty in any assets of either of the Subordinated Guarantors or of any other Person. Any and all rights of the Second-Lien Trustee and the Debentureholders and the obligations of the Subordinated Guarantors hereunder shall be interpreted subject to this limitation on recourse against the

Subordinated Guarantors. Nothing in this Guaranty or in any other Second-Lien Document (other than the Intercreditor Agreement) shall otherwise limit any Debentureholder’s rights to, and recourse against, any other Credit Party or any other Person or any of their respective assets.
     5. Subordination of Guaranty. The payment of the principal of, and interest on, and all other amounts owing in respect of, the Guaranteed Obligations owed by the Subordinated Guarantors (such principal and interest and all other amounts owed the “Subordinated Obligations”) are hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all First-Lien Obligations. The provisions of this Guaranty shall constitute a continuing offer to all Persons or other entities who, in reliance upon such provisions, become holders of, or continue to hold, First-Lien Obligations, and such provisions are made for the benefit of the holders of First-Lien Obligations, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.
     6. The Subordinated Guarantors Not to Make Payments with Respect to Subordinated Obligations in Certain Circumstances. (a)  Upon the maturity of any First-Lien Obligations (including interest thereon or fees or any other amounts owing in respect thereof), whether at stated maturity, by acceleration or otherwise, all Obligations due and owing in respect thereof shall first be paid in full in cash before any payment of any kind or character (whether in cash, property, securities or otherwise) is made by any Subordinated Guarantor on account of the principal of (including installments thereof), or interest on, or any other amount otherwise owing in respect of, the Subordinated Obligations. The Subordinated Guarantors may not, directly or indirectly (and no Person or other entity (other than, subject to the terms of the Intercreditor Agreement, the Issuer) on behalf of the Subordinated Guarantors may), make any payment of any principal of, and interest on, or any other amount owing in respect of, the Subordinated Obligations and may not acquire all or any part of the Subordinated Obligations for cash, property or securities until all First-Lien Obligations have been paid in full in cash if any Default or Event of Default (each as defined below) is then in existence or would result therefrom. The Second-Lien Trustee on behalf of each holder of the Subordinated Obligations hereby agrees that, so long as any Default or Event of Default in respect of any First-Lien Obligations exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of the Subordinated Obligations. As used herein, the terms “Default” and “Event of Default” shall mean any Default or Event of Default, respectively, under and as defined in, the relevant documentation governing any First-Lien Obligations and in any event shall include any payment default with respect to any First-Lien Obligations.
     (b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 6, any payment shall be made by a Subordinated Guarantor on account of the principal of, or interest on, or other amounts otherwise owing in respect of, the Subordinated Obligations, at a time when payment is not permitted by the terms of the Intercreditor Agreement, the Subordinated Obligations or by said subsection (a), such payment shall be held by the holder of the Subordinated Obligations, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of First-Lien Obligations or their representative or representatives under the agreements pursuant to which the First-Lien Obligations may have been issued, as their respective interests may appear, for application pro rata to the payment of all First-Lien Obligations remaining unpaid to the extent necessary to pay all First-Lien Obligations in full in cash in accordance with the terms of such First-Lien Obligations, after giving effect to any concurrent payment or distribution to or for the holders of First-Lien Obligations. Without in any way modifying the provisions of this Guaranty or affecting the subordination effected hereby if such notice is not given, the Subordinated Guarantors shall give the Second-Lien Trustee prompt written notice of any maturity of First-Lien Obligations after which such First-Lien Obligations remains unsatisfied.
     (c) Until the Discharge of First-Lien Obligations (as defined in the Intercreditor Agreement), the holders of the Subordinated Indebtedness shall not take any actions to enforce the Subordinated Obligations against the Subordinated Guarantors including instituting legal or bankruptcy or insolvency proceedings against the Subordinated Guarantors in respect thereof.
     (d) The Second-Lien Trustee, as a holder of the Second-Lien Obligations, shall not at any time be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Second-Lien Trustee or prohibit the Second-Lien Trustee from taking any actions to enforce the Subordinated Obligations against the Subordinated Guarantors, including instituting legal or bankruptcy or insolvency proceedings against the Subordinated Guarantors in respect thereof, unless and until an Officer of the Second-Lien Trustee shall have received, no later than the third Business Day prior to such payment or to the taking of such action, written notice thereof from a Debentureholder, or the Subordinated Guarantors, and prior to the receipt of any such written notice, the Second-Lien Trustee shall be entitled in all respects to conclusively presume that no such facts exist. Unless the Second-Lien Trustee shall have received the notice provided for in the preceding sentence, the Second-Lien Trustee shall have full power and authority to receive such payment and to apply the same to the purpose for which it was received or to take any actions to enforce the Subordinated Obligations against the Subordinated Guarantors, and shall not be affected by any notice to the contrary which may be received by it on or after such date. The rights of the holders of the First-Lien Obligations under the subordination provisions hereof do not extend to any payments to the extent applied to the Second-Lien Trustee’s rights to compensation or indemnity under the Second-Lien Documents.
     7. Subordinated Obligations Subordinated to Prior Payment of All First-Lien Obligations on Dissolution, Liquidation or Reorganization of any of the Subordinated Guarantors. Upon any distribution of assets of any of the Subordinated Guarantors upon any dissolution, winding up, liquidation or reorganization of any of the Subordinated Guarantors (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):
     (a) the holders of all First-Lien Obligations shall first be entitled to receive payment in full in cash of all First-Lien Obligations (including, without limitation, post-petition interest at the rate provided in the documentation with respect to the First-Lien Obligations, whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before the holder of the Subordinated Obligations is entitled to receive any payment of any kind or character under this Guaranty on account of the principal of or interest on or any other amount owing in respect of the Subordinated Obligations;

     (b) any payment or distribution of assets of any of the Subordinated Guarantors of any kind or character, whether in cash, property or securities, to which the holder of the Subordinated Obligations would be entitled except for the provisions of this Guaranty, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the holders of First-Lien Obligations or their representative or representatives under the agreements pursuant to which the First-Lien Obligations may have been issued, to the extent necessary to make payment in full in cash of all First-Lien Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such First-Lien Obligations; and
     (c) in the event that, in contravention of the foregoing provisions of this Section 7, any payment or distribution of assets of any of the Subordinated Guarantors of any kind or character, whether in cash, property or securities, shall be received by a holder of the Subordinated Obligations on account of principal of, or interest or other amounts due on, the Subordinated Obligations before all First-Lien Obligations are paid in full in cash, such payment or distribution shall be received and held in trust for and shall forthwith be paid over to the holders of the First-Lien Obligations remaining unpaid or their representative or representatives under the agreements pursuant to which the First-Lien Obligations may have been issued, for application to the payment of such First-Lien Obligations until all such First-Lien Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the holders of such First-Lien Obligations.
     If any holder of the Subordinated Obligations does not file a proper claim or proof of debt in the form required in any proceeding or other action referred to in the introductory paragraph of this Section 7 prior to 30 days before the expiration of the time to file such claim or claims, then any of the holders of the First-Lien Obligations or their representative is hereby authorized to file an appropriate claim for and on behalf of such holder of such Subordinated Obligations.
     Without in any way modifying the provisions of this Guaranty or affecting the subordination effected hereby if such notice is not given, the Subordinated Guarantors shall give prompt written notice to the Second-Lien Trustee of any dissolution, winding up, liquidation or reorganization of any of the Subordinated Guarantors (whether in bankruptcy, insolvency or receivership proceedings or upon assignment for the benefit of creditors or otherwise).
     8. Subrogation. Subject to the prior payment in full in cash of all First-Lien Obligations, the holders of the Subordinated Obligations shall be subrogated to the rights of the holders of First-Lien Obligations to receive payments or distributions of assets of any of the Subordinated Guarantors applicable to the First-Lien Obligations until all amounts owing on the Subordinated Obligations shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the First-Lien Obligations by or on behalf of the Subordinated Guarantors or by or on behalf of the holders of the Subordinated Obligations by virtue of this Guaranty which otherwise would have been made to the holders of the Subordinated Obligations shall, as between the Subordinated Guarantors, their respective creditors other than the holders of First-Lien Obligations, and the holders of the Subordinated Obligations, be deemed to be payment by the Subordinated Guarantors to or on account of the First-Lien Obligations, it being understood that the provisions of this Guaranty are and are intended solely for the purpose of defining the relative rights of the holders of the Subordinated Obligations, on the one hand, and the holders of the First-Lien Obligations, on the other hand.
     9. Obligation of the Subordinated Guarantors Unconditional. Subject to Section 4 hereof, nothing contained in this Guaranty or in the Subordinated Obligations is intended to or shall impair, as between the Subordinated Guarantors and the holders of the Subordinated Obligations, the obligation of the Subordinated Guarantors, which is absolute and unconditional, to pay to the holders of the Subordinated Obligations the principal of and interest on the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the holders of the Subordinated Obligations and creditors of the Subordinated Guarantors, other than the holders of the First-Lien Obligations, nor shall anything herein or therein, except as expressly provided herein or in the Intercreditor Agreement, prevent the holders of the Subordinated Obligations from exercising all remedies otherwise permitted by applicable law, subject to the rights, if any, under this Guaranty or in the Intercreditor Agreement of the holders of First-Lien Obligations in respect of cash, property, or securities of the Subordinated Guarantors received upon the exercise of any such remedy. Upon any distribution of assets of the Subordinated Guarantors referred to in this Guaranty, the holder of the Subordinated Obligations shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the holder of the Subordinated Obligations, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the First-Lien Obligations and other indebtedness of the Subordinated Guarantors, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Guaranty.
     10. Subordination Rights Not Impaired by Acts or Omissions of the Subordinated Guarantors or Holders of First-Lien Obligations.  No right of any present or future holders of any First-Lien Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Subordinated Guarantors or by any act or failure to act by any such holder, or by any noncompliance by the Subordinated Guarantors with the terms and provisions of the Subordinated Obligations, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of the First-Lien Obligations may, without in any way affecting the obligations of the holders of the Subordinated Obligations with respect thereto, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any First-Lien Obligations, or amend, modify or supplement any agreement or instrument governing or evidencing such First-Lien Obligations or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the First-Lien Obligations including, without limitation, the waiver of any default thereunder and the release of any collateral securing such First-Lien Obligations, all without notice to or assent from the holder of the Subordinated Obligations.
     11. Miscellaneous. If, at any time, all or part of any payment with respect to First-Lien Obligations theretofore made by any of the Subordinated Guarantors or any other Person or entity is rescinded or must otherwise be returned by the holders of First-Lien

Obligations for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Subordinated Guarantor or such other Person or entity), the subordination provisions set forth herein shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.
     12. Nature of Liability. The Subordinated Guarantors, jointly and severally, guaranty that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Second-Lien Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Second-Lien Trustee with respect thereto. The liability of the Subordinated Guarantors hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, whether executed by the Subordinated Guarantors, any other guarantor or by any other party, and, subject to the Intercreditor Agreement, the liability of the Subordinated Guarantors hereunder shall not be affected or impaired by (a) any lack of validity or enforceability of any Second-Lien Document; (b) any direction as to application of payment by the Issuer or by any other party, or (c) any other amendment or waiver of or any consent to departure from any Second-Lien Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Credit Party or otherwise, or (d) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, or (e) any payment on or in reduction of any such other guaranty or undertaking, or (f) any dissolution, termination or increase, decrease or change in the corporate, limited liability company or partnership structure or existence of the issuer or any change in personnel by the Issuer, or (g) any payment made to any the Second-Lien Trustee or any Debentureholder on the Guaranteed Obligations which the Second-Lien Trustee or any such Debentureholder repays to the Issuer or any other Subsidiary of the Issuer pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, or (h) any action or inaction of the type described in Section 6 of this Guaranty, or (i) any other circumstance (including any statute of limitations) or any existence of or reliance on any representation by the Second-Lien Trustee that might otherwise constitute a defense available to, or a discharge of, any Credit Party or any other guarantor or surety.
This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Second-Lien Trustee or any other Person upon the insolvency, bankruptcy or reorganization of any Transaction Party or otherwise, all as though such payment had not been made.
     13. Independent Obligation. The obligations of the Subordinated Guarantors hereunder are independent of the obligations of any other guarantor, any other party or the Issuer, and a separate action or actions may be brought and prosecuted against the Subordinated Guarantors whether or not action is brought against any other guarantor, any other party or the Issuer and whether or not any other guarantor, any other party or the Issuer be joined in any such action or actions. The Subordinated Guarantors waive, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Issuer or other circumstance which operates to toll any statute of limitations as to the Issuer shall operate to toll the statute of limitations as to the Subordinated Guarantors.

     14. Authorization. The Subordinated Guarantors authorize the Second-Lien Trustee without notice or demand (except as shall be required by applicable statute or this Guaranty and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:
     (a) in accordance with the terms and provisions of this Guaranty and the other Second-Lien Documents, change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Guaranty made shall apply to such Guaranteed Obligations as so changed, extended, renewed or altered;
     (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
     (c) exercise or refrain from exercising any rights against the Issuer, any other Subordinated Guarantor or others or otherwise act or refrain from acting;
     (d) release or substitute any one or more endorsers, guarantors, the Issuer, other Subordinated Guarantor or other obligors;
     (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Issuer to its creditors other than the Second-Lien Trustee and the Debentureholders;
     (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Issuer to the Second-Lien Trustee or the Debentureholders regardless of what liability or liabilities of the Issuer remain unpaid;
     (g) consent to or waive any breach of, or any act, omission or default under, this Guaranty or any other Second-Lien Document or any of the instruments or agreements referred to herein or therein, or, pursuant to the terms of the Second-Lien Documents, otherwise amend, modify or supplement this Guaranty or any other Second-Lien Document or any of such other instruments or agreements; and/or
     (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Subordinated Guarantors from their liabilities under this Guaranty.
     15. Reliance. It is not necessary for any the Second-Lien Trustee or any Debentureholder to inquire into the capacity or powers of the Subordinated Guarantors or any of their Subsidiaries or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     16. Subordination. Any indebtedness of the Issuer now or hereafter owing to the Subordinated Guarantors is hereby subordinated to the Guaranteed Obligations of the Issuer owing to the Debentureholders; and if the Second-Lien Trustee so requests at a time when an Event of Default (as defined under the Second-Lien Notes Indenture) exists, all such indebtedness of the Issuer to the Subordinated Guarantors shall be collected, enforced and received by the Subordinated Guarantors for the benefit of the Debentureholder and be paid over to the Second-Lien Trustee on account of the Guaranteed Obligations, but without affecting or impairing in any manner the liability of the Subordinated Guarantors under the other provisions of this Guaranty. Prior to the transfer by the Subordinated Guarantors of any note or negotiable instrument evidencing any such indebtedness of the Issuer to the Subordinated Guarantors, the Subordinated Guarantors shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Subordinated Guarantors hereby agree with the Second-Lien Trustee and the Debentureholders that they will not exercise any right of subrogation which they may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been paid in full in cash and/or all of the Issuer’s obligations under the Second-Lien Notes have been completely converted to equity securities of the Issuer. If and to the extent required in order for the Guaranteed Obligations of any Subordinated Guarantor to be enforceable under applicable federal, state and other laws relating to the insolvency of debtors, the maximum liability of such Subordinated Guarantor hereunder shall be limited to the greatest amount which can lawfully be guaranteed by such Subordinated Guarantor under such laws, after giving effect to any rights of contribution, reimbursement and subrogation arising under this Section 16. If any amount shall be paid to a Subordinated Guarantor in violation of the provisions hereof at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and/or complete conversion of all of the Issuer’s obligations under the Second-Lien Notes to equity securities of the Issuer, such amounts shall be held in trust for the benefit of the Second-Lien Trustee and the Debentureholders and shall be subject to the terms of the Intercreditor Agreement. Notwithstanding anything in this Guaranty to the contrary, neither the Second-Lien Trustee nor any holder of Subordinated Obligations shall be required to hold in trust or pay over to the holders of the First-Lien Obligations any proceeds of Collateral which the holders of the Subordinated Obligations are not required to turn over the holders of the First-Lien Obligations pursuant to the terms of the Intercreditor Agreement.
     17. Waiver.
     (a) The Subordinated Guarantors waive any right (except as shall be required by applicable statute and cannot be waived) to require the Second-Lien Trustee and any Debentureholder to (i) proceed against the Issuer, any other Subordinated Guarantor or any other party, (ii) proceed against or exhaust any security held from the Issuer, any other guarantor or any other party or (iii) pursue any other remedy in the power of the Second-Lien Trustee or any Debentureholder. The Subordinated Guarantors waive any defense based on or arising out of any defense of the Issuer, any other guarantor or any other party, other than payment in full in cash of the Guaranteed Obligations, based on or arising out of the disability of the Issuer, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Issuer other than payment in full in cash of the Guaranteed Obligations. The Second-Lien Trustee and the Debentureholders may, at their election, foreclose on any security held by the Second-Lien Trustee or any Debentureholder by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Second-Lien Trustee or any Debentureholder, may have against the Issuer, or any other party, or any security, without affecting or impairing in any way the liability of the Subordinated Guarantors hereunder except to the extent the Guaranteed Obligations have been paid in cash. The Subordinated Guarantors waive any defense arising out of any such election by the Second-Lien Trustee and the Debentureholders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Subordinated Guarantors against the Issuer, or any other party or any security. Each Subordinated Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated herein and that the waiver set forth in this Section 17 is knowingly made in contemplation of such benefits. The Subordinated Guarantors hereby waive any right to revoke this Guaranty, and acknowledge that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.
     (b) The Subordinated Guarantors waive all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Subordinated Guarantors assume all responsibility for being and keeping themselves informed of the Issuer’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Subordinated Guarantors assume and incur hereunder, and agree that neither the Second-Lien Trustee nor any of the Debentureholders shall have any duty to advise the Subordinated Guarantors of information known to them regarding such circumstances or risks.
     18. Representations, Warranties and Covenants.
     (a) Each Subordinated Guarantor hereby represents and warrants as of the Closing Date as follows:
          (i) Such Subordinated Guarantor (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on Schedule II hereto, (B) has all requisite corporate power and authority to conduct its business as now conducted and as presently contemplated and to execute and deliver this Guaranty and each other Second-Lien Document to which such Subordinated Guarantor is a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (ii) The execution, delivery and performance by the Subordinated Guarantor of this Guaranty and each other Second-Lien Document to which the Subordinated Guarantor is a party (A) have been duly authorized by all necessary corporate action, (B) do not and will not contravene its charter or by-laws, or any applicable law or any material contractual restriction binding on the Subordinated Guarantor or its properties and do not and will not result in or require the creation of any lien (other than pursuant to any Second-Lien Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties, except, in the case of clauses (B) and (C) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the Subordinated Guarantor of this Guaranty or any of the other Second-Lien Documents to which the Subordinated Guarantor is a party (other than expressly provided for in any of the Second-Lien Documents) except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
          (iv) Each of this Guaranty and the other Second-Lien Documents to which the Subordinated Guarantor is or will be a party, when delivered, will be, a legal, valid and binding obligation of the Subordinated Guarantor, enforceable against the Subordinated Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).
          (v) There is no pending or, to the knowledge of the Subordinated Guarantor, threatened, action, suit or proceeding against the Subordinated Guarantor or to which any of the properties of the Subordinated Guarantor is subject, before any court or other governmental authority or any arbitrator that (A) could reasonably be expected to have a Material Adverse Effect or (B) relates to this Guaranty or any of the other Second-Lien Documents to which the Subordinated Guarantor is a party or any transaction contemplated hereby or thereby.
          (vi) Such Subordinated Guarantor (A) has read and understands the terms and conditions of the Second-Lien Notes Indenture, the Second-Lien Notes and the other Second-Lien Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer and the other Credit Parties, and has no need of, or right to obtain from the Second-Lien Trustee or any Debentureholder, any credit or other information concerning the affairs, financial condition or business of the Issuer or the other Credit Parties that may come under the control of the Second-Lien Trustee or any Debentureholder.
          (vii) The official number and jurisdiction of registration and flag of each Mortgaged Vessel owned by such Subordinated Guarantor on the Closing Date are set forth on Schedule I hereto.  Each Mortgaged Vessel (unless such Mortgaged Vessel is in lay-up) owned by such Subordinated Guarantor is operated in compliance with all applicable law, rules and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (viii) Such Subordinated Guarantor is qualified to own and operate the Mortgaged Vessels owned by such Subordinated Guarantor on the Closing Date under the laws of Dominica, Mexico or the United States, as may be applicable.
       (b) Each Subordinated Guarantor hereby covenants and agrees, with respect to itself, as follows:
       (i) Within 10 Business Days after such Subordinated Guarantor obtains knowledge thereof, it will give to the Second-Lien Trustee written notice of any of the following environmental matters occurring after the Closing Date, except to the extent such environmental matters could not, individually or in the aggregate, be reasonably be expected to have a Material Adverse Effect:
     (A) any Environmental Claim pending or threatened in writing against such Subordinated Guarantor or any of its Subsidiaries or any vessel or Real Property owned, operated or occupied by such Subordinated Guarantor or any of its Subsidiaries;
     (B) any condition or occurrence on or arising from any vessel or Real Property owned, operated or occupied by such Subordinated Guarantor or any of its Subsidiaries that (a) results in noncompliance by such Subordinated Guarantor or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim in excess of $5,000,000 against such Subordinated Guarantor or any of its Subsidiaries or any such vessel or Real Property;
     (C) any condition or occurrence on any vessel or Real Property owned, operated or occupied by such Subordinated Guarantor or any of its Subsidiaries that could reasonably be expected to cause such vessel or Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by such Subordinated Guarantor or any of such Subsidiary of such vessel or Real Property under any Environmental Law; and
     (D) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any vessel or Real Property owned, operated or occupied by such Subordinated Guarantor or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency;
provided that in any event each Subordinated Guarantor shall deliver to the Second-Lien Trustee all notices received by such Subordinated Guarantor or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA or OPA that identify such Subordinated Guarantor or any of its Subsidiaries as a potentially responsible party for remediation costs or otherwise notify such Subordinated Guarantor or such Subsidiary of liability under CERCLA or OPA, as the case may be. All such notices shall reasonably describe the nature of the claim, investigation, condition, occurrence or removal or remedial action and such

Subordinated Guarantor’s or its Subsidiary’s response thereto. In addition, such Subordinated Guarantor will provide the Second-Lien Trustee such reasonable additional information as may be requested by the Second-Lien Trustee with respect to the foregoing matters.
     (ii) Each Subordinated Guarantor will, and shall cause each of its Subsidiaries to, (A) comply with all applicable Environmental Laws, except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (B) comply in all material respects with all permits issued pursuant to Environmental Laws applicable to, or required by, the ownership or use of any vessel or Real Property now or hereafter owned, operated or occupied by such Subordinated Guarantor or any of its Subsidiaries (except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect), (C) pay or cause to be paid all costs and expenses incurred in connection with maintaining such compliance (except to the extent being contested in good faith), and (D) will keep or cause the Mortgaged Vessels owned by such Subordinated Guarantor or such Subsidiary to be kept free and clear of any liens imposed pursuant to such Environmental Laws (other than Permitted Liens). None of the Subordinated Guarantors and their Subsidiaries shall generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any vessel or Real Property now or hereafter owned or operated by such Subordinated Guarantor or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any ports, vessels or Real Properties, except in compliance with all applicable Environmental Laws (except such non-compliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect).
     (iii) Subject to the terms of the Intercreditor Agreement, each Subordinated Guarantor will (A) keep all material property necessary to its business in good working order and condition (ordinary wear and tear and loss or damage by casualty or condemnation excepted), (B) maintain insurance on the Mortgaged Vessels in at least such amounts and against at least such risks as are in accordance with normal industry practice for similarly situated insureds and (C) furnish to the Second-Lien Trustee, at the written request of the Second-Lien Trustee, a complete description of the material terms of insurance carried, except, in each case, where to the failure of such Subordinated Guarantor to do any of the foregoing could not reasonably be expected to have Material Adverse Effect.
     (iv) The Subordinated Guarantor shall at all times be wholly-owned, directly or indirectly, by the Issuer.
     (v) Neither Subordinated Guarantor will change the flag of any Mortgaged Vessel owned by such Subordinated Guarantor to any jurisdiction other than: (A) Bahamas, Cyprus, Dominica, Malta, Mexico, Norway, the United States, the United Kingdom, and Vanuatu and (B) prior to the Discharge of First Lien Obligations (as defined in the Intercreditor Agreement) any jurisdiction acceptable to the First-Lien Collateral Agent, except, in the case of clause (B), to the extent that the flagging of a Mortgaged Vessel in such jurisdiction could reasonably be expected to have a Material Adverse Effect.
     (vi) Following the Discharge of First-Lien Credit Agreement Obligations (as defined in the Intercreditor Agreement), the Subordinated Guarantor will use its commercially reasonable efforts to cause the earnings derived from each of the respective Mortgaged Vessels owned by such Subordinated Guarantor, to the extent constituting Earnings and Insurance Collateral, to be deposited by the respective account debtor into one or more of the accounts maintained for and in the name of such Subordinated Guarantor in which the Second-Lien Trustee shall have a security interest (the “Second-Lien Accounts”). Without limiting the Subordinated Guarantor’s obligations in respect of this Section 18(b)(vi), the Subordinated Guarantor agrees that, in the event that following the Discharge of First-Lien Credit Agreement Obligations (as defined in the Intercreditor Agreement), it receives any earnings constituting Earnings and Insurance Collateral, or any such earnings are deposited other than in one of the Second-Lien Accounts, it shall promptly deposit all such proceeds into one of the Second-Lien Accounts.
     19. Payments; Application. All payments to be made hereunder by the Subordinated Guarantors shall be made in United States Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guaranteed Obligations in accordance with the terms of the Second-Lien Notes, the Second-Lien Notes Indenture and the Intercreditor Agreement.
     20. Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, telexed, telecopied or delivered: if to a Subordinated Guarantor, at, 3200 Southwest Freeway, Suite 2950, Houston. TX 77027, Attention: General Counsel, and Vinson & Elkins LLP, First City Tower, 1001 Fannin Street, Suite 2500, Houston, TX 77002-6760, Attention: Kevin Lewis; and if to the Collateral Agent, at its address specified on its signature page hereto. All such notices and communications shall (i) when mailed, be effective three Business Days after being deposited in the mails, prepaid and properly addressed for delivery, (ii) when sent by overnight courier, be effective one Business Day after delivery to the overnight courier prepaid and properly addressed for delivery on such next Business Day, or (iii) when sent by telex or telecopier, be effective when sent by telex or telecopier, except that notices and communications to the Collateral Agent or the Pledgor shall not be effective until received by the Collateral Agent or the Pledgor, as the case may be.
     21. Cumulative Remedies. No remedy under this Guaranty or any other Second-Lien Document is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty or any other Second-Lien Document and those provided by law. No delay or omission by the Debentureholders, or by the Second-Lien Trustee on their behalf, to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Debentureholders or of the Second-Lien Trustee on their behalf to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.
     22. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.
     23. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between the parties pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by the Subordinated Guarantors and Second-Lien Trustee, on behalf of the Debentureholders. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.
     24. Continuing Guaranty; Assignment. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full in cash of the Guaranteed Obligations and/or complete conversion of all of the Issuer’s obligations under the Second-Lien Notes to equity securities of the Issuer and shall not terminate for any reason prior thereto and (b) be binding upon each Subordinated Guarantor and its respective successors and assigns. This Guaranty shall inure to the benefit of and be enforceable by the Second-Lien Trustee and its successors, and permitted pledgees, transferees and assigns. Notwithstanding the foregoing and for the avoidance of doubt, this Guaranty will expire and each Subordinated Guarantor will be released from its obligation hereunder upon the earliest of (i) payment in full in cash of the Guaranteed Obligations, (ii) complete conversion of all of the Issuer’s obligations under the Second-Lien Notes to equity securities of the Issuer or (iii) pursuant to Section 29.
     25. The Second-Lien Trustee as Agent. The Second-Lien Trustee will hold in accordance with this Guaranty and the Intercreditor Agreement all payments at any time received under this Guaranty. It is expressly understood and agreed by each Debentureholder that by accepting the benefits of this Guaranty each such Debentureholder acknowledges and agrees that the obligations of the Second-Lien Trustee as holder of such payments and interests therein and with respect to the application thereof, and otherwise under this Guaranty, are only those expressly set forth in this Guaranty. The Second-Lien Trustee shall act hereunder on the terms and conditions set forth herein, in the Intercreditor Agreement and in Section 7 of the Second-Lien Notes Indenture.
     26. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE DEBENTUREHOLDERS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER SECOND-LIEN DOCUMENT TO WHICH ANY SUBORDINATED GUARANTOR IS A PARTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY IN THE CITY OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE LOCATED WITHIN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY

REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THEIR ADDRESSES SET FORTH IN SECTION 20 HEREOF SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.
     (b) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY OR ANY OTHER SECOND LIEN DOCUMENT TO WHICH SUCH PARTY IS A PARTY BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
     (c) THE SUBORDINATED GUARANTORS, THE SECOND-LIEN TRUSTEE AND (BY THEIR ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) EACH DEBENTUREHOLDER HEREBY IRREVOCABLY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER SECOND-LIEN DOCUMENTS TO WHICH EITHER SUBORDINATED GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
     27. Intercreditor Agreement. Notwithstanding anything herein to the contrary, this Guaranty and the exercise of any right or remedy by the Second-Lien Trustee hereunder are subject to the provisions of the Intercreditor Agreement and the Second-Lien Notes Indenture. In the event of any conflict between the terms of the Intercreditor Agreement and the Second-Lien Notes Indenture, on the one hand, and this Guaranty, on the other hand, the terms of the Intercreditor Agreement and the Second-Lien Notes Indenture shall govern and control. The Second-Lien Trustee shall act hereunder on the terms and conditions contained in this Guaranty, the Intercreditor Agreement and the Second-Lien Notes Indenture; provided that the Second-Lien Trustee shall exercise, or refrain from exercising, any remedies provided for herein in accordance with the terms of the Intercreditor Agreement and the Second-Lien Notes Indenture, and in so exercising such remedies shall be entitled to the rights and protections afforded the Second-Lien Trustee contained therein.
     28. Additional Subsidiary Guarantors. Each Domestic Subsidiary of the Issuer that becomes a party to a Vessel Mortgage, Assignment of Insurances and Assignment of Earnings after the date hereof shall become a Subordinated Guarantor for all purposes of this Guaranty upon execution and delivery to the Second-Lien Trustee by such Domestic Subsidiary of an Acknowledgment and Consent in the form of Exhibit A hereto.
     29. Termination; Release.

     (a) After the Termination Date, this Guaranty shall terminate, and Second-Lien Trustee, at the request and expense of the Subordinated Guarantors, will as promptly as practicable execute and deliver to the Subordinated Guarantors a proper instrument or instruments acknowledging the satisfaction and termination of this Guaranty. As used in this Guaranty, “Termination Date” shall mean the earlier to occur of date upon which the Guaranteed Obligations have been paid in full.
     (b) In the event that a Subordinated Guarantor shall no longer own any Second-Lien Collateral, then such Subordinated Guarantor shall immediately be automatically released from its obligations, and shall have no further liability, under this Guaranty, and the Second-Lien Trustee, at the request and expense of such Subordinated Guarantor, and subject to the terms of the Intercreditor Agreement, will duly and promptly execute all instruments necessary to evidence such release.
     (b) The Second-Lien Trustee shall have no liability whatsoever to any Debentureholder as a result of any release of any Subordinated Guarantor by it in accordance with this Section 29.
     30. General Limitation. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subordinated Guarantor under this Guaranty would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Subordinated Guarantor, the Issuer or any other person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

3200 Southwest Fwy, Suite 2950	TRICO MARINE ASSETS, INC.,
Houston, Texas 77057	as a Subordinated Guarantor
Attention: General Counsel
Tel. No.: (713) 780-9926
Fax No.: (713) 750-0062	By:

	Title:	VP & General Counsel

TRICO MARINE OPERATORS, INC.,
as a Subordinated Guarantor

By:

	Title:	VP & General Counsel

145 Ross Avenue, 2nd Floor	WELLS FARGO BANK,
MAC T5303-022	NATIONAL ASSOCIATION
Dallas, TX 75202	as Second-Lien Trustee
Telephone: (214) 740-1573
Telecopier: (214) 777-4086	By:

Attention: Corporate Trust Services	Title:

Schedule I
Mortgaged Vessels

			Official
Name	Flag/Registry	Location	Number	Registered Owner
Big Blue River	Dominica	West Africa	50322	Trico Marine Assets, Inc.
Elm River	Dominica	West Africa	50206	Trico Marine Assets, Inc.
Kings River	Dominica	West Africa	50259	Trico Marine Assets, Inc.
Trico Mystic	U.S.	Brazil	1215615	Trico Marine Assets, Inc.
Trico Moon	U.S.	Gulf of Mexico	1212011	Trico Marine Assets, Inc.

Schedule II

Subordinated Guarantor	Jurisdiction of Organization
Trico Marine Assets, Inc.	Delaware

Trico Marine Operators, Inc.	Louisiana

Exhibit A
FORM OF ACKNOWLEDGMENT AND CONSENT
     The undersigned hereby acknowledges receipt of a copy of the Subordinated Limited Recourse Guaranty, dated May 12, 2009 (as amended, restated or otherwise modified from time to time, the “Guaranty”), made by the Subordinated Guarantors party thereto for the benefit of Wells Fargo Bank, National Association, as trustee (in such capacity, and together with its successors and assigns, the “Second-Lien Trustee”); capitalized terms used but not defined herein have the meanings given such terms therein. The undersigned agrees for the benefit of the Second-Lien Trustee and the Debentureholders that, from and after the date hereof and until released from its obligations under the Guaranty in accordance with the terms thereof, (i) the undersigned will be bound by the terms of the Guaranty and will comply with such terms insofar as such terms are applicable to the undersigned and (ii) the undersigned is, and will continue to be, a Subsidiary Guarantor. Capitalized terms used herein and not otherwise defined herein have the meanings assigned thereto in the Guaranty.
     The undersigned hereby represents and warrants as of the date hereof as follows:
          (i) The undersigned (A) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization as set forth on Schedule I hereto, (B) has all requisite corporate, limited liability company or partnership power and authority, as applicable, to conduct its business as now conducted and as presently contemplated and to execute and deliver the Guaranty (by way of this Acknowledgment and Consent) and each other Second-Lien Document to which the undersigned is or will be a party, and to consummate the transactions contemplated hereby and thereby and (C) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (ii) The execution, delivery and performance by the undersigned of the Guaranty and each other Second-Lien Document to which the undersigned is or will be a party (A) have been duly authorized by all necessary corporate, limited liability company or partnership action, as applicable, (B) do not and will not contravene its charter, by-laws, limited liability company agreement or partnership agreement, as applicable, or any applicable law or any material contractual restriction binding on the undersigned or its properties and do not and will not result in or require the creation of any lien (other than pursuant to any Second-Lien Document) upon or with respect to any of its properties, and (C) do not and will not result in any default, noncompliance, suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to it or its operations or any of its properties, except, in the case of clauses (B) and (C) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (iii) No authorization or approval or other action by, and no notice to or filing with, any governmental authority is required in connection with the due execution, delivery and performance by the undersigned of this Acknowledgement and Consent, the Guaranty or any other Second-Lien Documents to which the undersigned is a party (other than expressly provided for in any of the Second-Lien Documents) except where the failure to do any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
          (iv) Each of this Acknowledgement and Consent, the Guaranty, and when delivered, the other Second-Lien Documents to which the undersigned is or will be a party are or will be, a legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, suretyship or other similar laws and equitable principles (regardless of whether enforcement is sought in equity or at law).
          (v) There is no pending or, to the knowledge of the undersigned, threatened, action, suit or proceeding against the undersigned or to which any of the properties of the undersigned is subject, before any court or other governmental authority or any arbitrator that (A) could reasonably be expected to have a Material Adverse Effect or (B) relates to the Guaranty or any of the other Second-Lien Documents to which the undersigned is a party or any transaction contemplated hereby or thereby.
          (vi) The undersigned (A) has read and understands the terms and conditions of the Second-Lien Notes Indenture, the Second-Lien Notes and the other Second-Lien Documents, and (B) now has and will continue to have independent means of obtaining information concerning the affairs, financial condition and business of the Issuer and the other Credit Parties, and has no need of, or right to obtain from the Second-Lien Trustee or any Debentureholder, any credit or other information concerning the affairs, financial condition or business of the Issuer or the other Credit Parties that may come under the control of the Second-Lien Trustee or any Debentureholder.
          (vii) The official number and jurisdiction of registration and flag of each Mortgaged Vessel owned by the undersigned on the date hereof are set forth on Schedule I to this Acknowledgment and Consent.  Each Mortgaged Vessel (unless such Mortgaged Vessel is in lay-up) owned by the undersigned is operated in compliance with all applicable law, rules and regulations, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
          (viii) The undersigned is qualified to own and operate the Mortgaged Vessels owned by the undersigned on the Closing Date under the laws of [                    ], as may be applicable.

[NAME OF SUBORDINATED GUARANTOR],
as a Subordinated Guarantor

By:

Title:

Schedule I to Exhibit A
Jurisdiction of Organization